UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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MULTI-MANAGER GROWTH STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

_____, 2024

As a shareholder of the Multi-Manager Growth Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, a change of control of one of the Fund’s subadvisers. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the change of control of one of the Fund’s subadvisers. At a meeting of the Fund’s Board of Trustees (the “Board”) on September 21, 2023, the Board approved a new subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Los Angeles Capital Management LLC (“Los Angeles Capital”) (the “Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

In August 2023, Los Angeles Capital announced that it planned to have an employee share offering at year end, which it expected would cause dilution of share ownership and a subsequent change in a 25% or greater owners (the “Transaction”). The Transaction closed on January 1, 2024 and resulted in a change of control of Los Angeles Capital under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement between the Investment Manager and Los Angeles Capital. The new Subadvisory Agreement went into effect January 1, 2024. The terms of the Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with Los Angeles Capital, including with respect to the fee rates payable under the Subadvisory Agreement, and there were no changes in the management or the strategy of the Fund. J.P. Morgan Investment Management Inc. (“JPMIM”) and Loomis, Sayles & Company, L.P. (“Loomis Sayles”) continue to serve as subadvisers to the Fund, and there were no changes to the subadvisory agreements between the Investment Manager and JPMIM and Loomis Sayles, respectively.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

Accessing Information Statement

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least _______, 2024. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by _____, 2025. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports also are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

[TAX______(__/24)]

MULTI-MANAGER GROWTH STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about _______, 2024. This Information Statement is being made available to shareholders of Multi-Manager Growth Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 22, 2023.

Under the Management Agreement, the Investment Manager, among other duties, can manage a portion of the Fund’s assets and also monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

LOS ANGELES CAPITAL MANAGEMENT LLC AND THE NEW SUBADVISORY AGREEMENT

At meetings of the Board and its committees on September 19-21, 2023 (the “September Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendation of the Investment Manager, a new subadvisory agreement between the Investment Manager and Los Angeles Capital Management LLC (“Los Angeles Capital”) (the “Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

In August 2023, Los Angeles Capital announced that it would be making an employee share offering that was expected to close on January 1, 2024 (the “Transaction”). The Transaction resulted in an assignment of the existing subadvisory agreement constituting a change of control under the 1940 Act. The new Subadvisory Agreement went into effect January 1, 2024. The terms of the Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with Los Angeles Capital, including with respect to the fee rates payable under the Subadvisory Agreement, and there were no changes in the management or the strategy of the Fund. J.P. Morgan Investment Management Inc. (“JPMIM”) and Loomis, Sayles & Company, L.P. (“Loomis Sayles”) continue to serve as subadvisers to the Fund, and there were no changes to the subadvisory agreements between the Investment Manager and JPMIM and Loomis Sayles, respectively.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Growth Strategies Fund
Net Assets	Annual rate at each asset level
First $500 million	0.770%
Next $500 million	0.720%
Next $500 million	0.670%
Next $1.5 billion	0.620%
Next $3 billion	0.600%
Next $6 billion	0.580%
Over $12 billion	0.570%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The following table represents the actual fees paid to the Investment Manager and to the subadvisers.

Type of Fee(1)	Fee in Dollars	Fee as a Percentage of Average Monthly Net Assets
Fees Paid to Investment Manager(2)	$24,510,241	0.66%
Aggregate Subadvisory Fee Paid by the Investment Manager to JPMIM, Loomis Sayles and Los Angeles Capital	$6,875,009	0.184%

(1)	All fees are for the fiscal year ended 3/31/2023.
(2)	The Investment Manager uses these fees to pay the subadvisers.

INFORMATION ABOUT LOS ANGELES CAPITAL

Los Angeles Capital is a discretionary institutional global asset manager registered with the SEC under the Investment Advisers Act of 1940, as amended. Los Angeles Capital was founded in 2002 and is organized as a California limited liability company. Los Angeles Capital provides investment management advice across a range of equity investment strategies that are broadly categorized as U.S. equities, Emerging Markets equities, Global equities, Developed Markets outside the U.S. equities, and long/short equities.

Los Angeles Capital had approximately $34.6 billion under management as of December 31, 2023. Los Angeles Capital’s principal offices are located at 11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025.

The following table provides information on the principal executive officers of Los Angeles Capital:

Name	Title/Responsibilities	Address
Thomas D. Stevens	Chairman	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Hal W. Reynolds	Co-Chief Investment Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Edward Rackham	Co-Chief Investment Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Stuart K. Matsuda	Chief Trading Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Jennifer E. Reynolds	Chief Compliance Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Daniel E. Allen	President and CEO	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Linda D. Barker	Chief Legal Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Bradford Rowe	Chief Research Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Liz Cunningham	Chief Financial Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Steve Oetomo	Chief Technology Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Other Funds with Similar Investment Objectives Managed by Los Angeles Capital

Fund Name	Assets as of December 31, 2023	Advisory/Subadvisory Fee Rate
Large Cap Growth Fund 1	$58,000,000	0.27% first $25 million 0.20% next $175 million

Large Cap Growth Fund 2	$902,000,000	0.30% of the first $100 million 0.20% of the next $300 million 0.16% of the next $1 billion

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

Columbia Management Investment Advisers, LLC (the “Investment Manager,” and together with its domestic and global affiliates, “Columbia Threadneedle Investments”), a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the investment manager to Multi-Manager Growth Strategies Fund (the “Fund”). On September 21, 2023, the Fund’s Board of Trustees (the “Board”), including a majority of the Board members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940 (the “Independent Trustees”), upon the recommendation of the Investment Manager, unanimously approved a new Subadvisory Agreement (the “Subadvisory Agreement”) between the Investment Manager and Los Angeles Capital Management LLC (“Los Angeles Capital”), with respect to the Fund. The Subadvisory Agreement would take effect upon the closing of an upcoming employee share offering of Los Angeles Capital that would result in an assignment of the existing subadvisory agreement and would therefore result in the existing agreement’s termination.

The Independent Trustees noted the discussion relating to the renewal and approval of the advisory and subadvisory agreements for the Fund at the Contracts Committee and Board meetings in June 2023 (the “June Meeting”) and, in that connection, the discussion by independent legal counsel to the Independent Trustees (“Independent Legal Counsel”) of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the

Investment Company Act of 1940, as amended (the “1940 Act”) and the factors that should be considered in determining whether to approve or renew an investment management agreement and/or subadvisory agreement. Independent Legal Counsel further indicated that the Independent Trustees should take into account the variety of written materials and oral presentations they received at the September Meeting as well as all of the information previously considered at the June Meeting regarding the proposed renewal of the Fund’s then-existing advisory and subadvisory agreements.

The Trustees held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of Los Angeles Capital’s services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and Los Angeles Capital’s investment strategy/style and performance and from the Compliance Committee, with respect to the code of ethics and compliance program of Los Angeles Capital. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;

•	Description of the services performed by Los Angeles Capital for the Fund;

•	Information regarding the Transaction and the experience and resources of Los Angeles Capital, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding Los Angeles Capital’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, covering the services performed by Los Angeles Capital as a subadviser for the Fund. The Board considered the Investment Manager’s rationale for recommending the continued retention of Los Angeles Capital, and the process for monitoring Los Angeles Capital’s ongoing performance of services for the Fund. The Independent Trustees considered that no material portfolio management team, investment strategy/process or compliance-related changes were expected to occur as a result of the Transaction. The Independent Trustees considered that the Investment Manager had confirmed that there would not be any change to the nature or quality of the services provided as a result of the Transaction. The Independent Trustees noted that the proposed Subadvisory Agreement was substantially identical to the current subadvisory agreement and that no changes to subadvisory fees were proposed. The Independent Trustees also considered the fees and expenses of the Fund, the subadvisory fees paid to Los Angeles Capital and relevant comparisons thereof to those of peers and other Funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement.

Investment Performance of Los Angeles Capital

The Board observed Los Angeles Capital’s performance for the Fund, including results versus the Fund’s benchmark and versus peers over various periods, specifically noting the Investment Manager’s view that it had met expectations.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of Los Angeles Capital, in light of other considerations, supported the approval of the Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Los Angeles Capital would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for Los Angeles Capital are within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which are not proposed to change, remain within the range of other peers and that the Fund’s expense ratio also remains within the range of other peers.

Additionally, the Board considered that no change was expected in the total profitability of the Investment Manager and its affiliates in connection with the continued retention of Los Angeles Capital. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to Los Angeles Capital thereunder, the Board did not consider the profitability to Los Angeles Capital from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, no expected change in profitability to the Investment Manager from its management agreement with the Fund as a result of the proposed Subadvisory Agreement. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement. In reaching its conclusions, no single factor was determinative.

On September 21, 2023, after considering the factors described above relating to the Subadvisory Agreement between the Investment Manager and Los Angeles Capital, and taking into account all of the factors considered, as part of the approval of the continuance of the current Subadvisory Agreement in June 2023, the Board, including all of the Independent Trustees, approved the proposed Subadvisory Agreement between the Investment Manager and Los Angeles Capital.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611, or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of _____, 2024, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned [100%] of the outstanding shares of the Fund.

As of [_____], 2024, Board members and officers of the Fund owned [less than 1%] of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

[TAX__________(__/24)]